Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter

Nuveen Investment Funds, Inc.
811-05309


A copy of the Articles of Amendment to Amended and Restated Articles of Incorporation of First
American Investment Funds, Inc., containing a description of changing the name of the corporation, First American Investment Funds, Inc.
to Nuveen Investment Funds, Inc., effective April
4, 2011was filed under Sub-Item 77Q1(a) to the N-
SAR filed for Nuveen Investment Funds, Inc. on
June 29, 2011. We hereby incorporate by reference such amendment as filed in accession number number 0001083839-11-000126

In addition, Articles Supplementary were filed as
Exhibit 99.A.18, under 485A POS, on October
29, 2010, accession number 0000950123-10-
098095.